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                                                                    EXHIBIT 10.5

SIEMENS

September 30, 1999                         Via Facsimile to 508-870-0964

Mr. John Giordano
President, Chief Executive Officer
Peritus Software Services, Inc.
Two Federal Street
Billerica, MA 01821-3540

Re: Master Equipment Lease Agreement dated February 12, 1998, Leasing Schedules 629-0001763-000, 629-0001764-000 and 629-0001765-000 (herein referred to as the
"Lease" or the "Leasing Schedule") between Peritus Software Services, Inc. ("Peritus" or "Lessee") and Siemens Credit Corporation ("SCrC")

Dear Mr. Giordano:

In response to a Peritus letter dated September 15, 1999 and in conjunction with our telephone conversation of September 23, 1999, SCrC and Peritus have agreed to the following actions:

1. Peritus will remit to SCrC by 9/30/99 an amount of $110,000.00 by wire transfer. These funds will satisfy all lease obligations to Siemens Credit Corporation (including lease payment obligations, but excluding third party claims and failure by Peritus to comply with Section 3 below), due under Leasing Schedules 629-0001763-000 and 629-0001765-000. The wire instructions are as follows:

            Chase Manhattan Bank
            New York, NY
            ABA: 021000021
            Account: 910-2-694362
            Attn: Anne Mickens
            Contract: 629-00001763-000

2. Peritus will continue to make timely remittals of its obligations under Leasing Schedule 629-0001764-000 as such Leasing Schedule will remain uneffected by this agreement.

3. Peritus will return the Equipment covered under Leasing Schedule 629-0001763-000 on or before October 13, 1999 to SCrC c/o Rolm Resale Services Group, 6845 Wedgwood Court, Maple Grove, MN 55311 attn: Kelly Martens (please note Leasing Schedule #629-0001763-000 on package) and in accordance with the terms of the Lease, free of all liens and encumbrances.

4. Any previous requests made by Peritus for SCrC to return Equipment or to Substitute Equipment (as outlined in the SCrC letter to Peritus dated September 10, 1999) are hereby cancelled.
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                                                 Peritus Software Services, Inc.
                                                              September 30, 1999


Provided that SCrC timely receives $110,000.00 provided for herein and return of the Equipment in accordance with Section 3 herein, this letter shall constitute a waiver of defaults under the Leases 629-0001763-000 and 629-0001765-000 or any document, instrument, writing or agreement related thereto.

SCrC's offer contained herein expires on September 30, 1999. Peritus' acceptance of the terms of this agreement shall be evidenced by SCrC's receipt from Peritus of the $110,000.00 referred to above and signature below.

Sincerely,


/s/ William T. Zadrozny

William T. Zadrozny
President and Chief Executive Officer


Accepted

Peritus Software Services, Inc.


By /s/ John Giordano
   ------------------------
   John Giordano

Its: President, Chief Executive Officer